    As filed with the Securities and Exchange Commission on August 10, 2001.
                                                     (File No. 333-______)





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                               51-0350842
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)               Identification No.)

                     575 Broadway, New York, New York 10012
                     --------------------------------------
           (Address of principal executive offices including zip code)

                         1997 Employee Stock Option Plan
                         -------------------------------
                            (Full title of the plan)


                      Kelly Sumner, Chief Executive Officer
      Take-Two Interactive Software, Inc., 575 Broadway New York, NY 10012
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 334-6633
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                      Morrison Cohen Singer & Weinstein LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed Maximum            Proposed Maximum
  Titles of Securities        Amount to            Offering Price            Aggregate Offering          Amount of
    to be Registered        be Registered            Per Share                    Price (1)           Registration Fee
    ----------------        -------------            ---------                    ---------           ----------------

Common Stock, par value   1,500,000 shares           $18.45                      $27,675,000              $6,918.75
$.01 per share

(1) Estimated solely for the purpose of calculating the registration fee based on the closing price of the common stock as reported by Nasdaq on August 7, 2001.


         Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Employee Stock Option Plan (the "Plan").

         Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

         This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,500,000 shares of its common stock which are issuable upon the exercise of options available for grant under the Plan, pursuant to an amendment to the Plan authorized by the stockholders on June 21, 2001. These 1,500,000 shares are in addition to the 5,000,000 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-57798) filed on March 28, 2001 (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

                  Item 8.  Exhibits.


Exhibit No.       Description
-----------       -----------

5                 Opinion of Morrison Cohen Singer & Weinstein LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Morrison Cohen Singer & Weinstein LLP
                  (contained in Exhibit 5)

24.1              Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 8th day of August 2001.

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                    By: /s/ Kelly Sumner
                                       ---------------------------------
                                       Kelly Sumner
                                       Chief Executive Officer

         Each person whose signature appears below authorizes Kelly Sumner as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

Signature                                             Title                                   Date
---------                                             -----                                   ----

/s/ Ryan A. Brant                         Chairman                                            August 8, 2001
------------------------
Ryan A. Brant

/s/ Kelly Sumner                          Chief Executive Officer                             August 8, 2001
------------------------                  (Principal Executive Officer) and Director
Kelly Sumner

/s/ James H. David, Jr.                   Chief Financial Officer (Principal                  August 8, 2001
------------------------                  Financial and Accounting Officer)
James H. David, Jr.

/s/ Paul Eibeler                          President and Director                              August 8, 2001
------------------------
Paul Eibeler

/s/ Mark Lewis                            Director                                            August 8, 2001
------------------------
Mark Lewis

------------------------                  Director                                            August __, 2001
Oliver R. Grace, Jr.

/s/ Robert Flug                           Director                                            August 8, 2001
-------------------------
Robert Flug

/s/ Don Leeds                             Director                                            August 8, 2001
-------------------------
Don Leeds

                                  Exhibit Index




Exhibit No.     Description                                              Page
-----------     -----------                                              ----

5               Opinion of Morrison Cohen Singer & Weinstein LLP

23.1            Consent of PricewaterhouseCoopers LLP

23.2            Consent of Morrison Cohen Singer & Weinstein LLP
                (contained in Exhibit 5)

24.1            Powers of Attorney (included on signature page)